November 27, 2018

Mr. Michael Cothill
Executive Chairman
Hammer Fiber Optics Holdings, Inc.
311 Broadway
Point Pleasant Beach, NJ 08742

Dear Michael,

This letter is intended to serve as my resignation from the Board of Directors of Hammer Fiber Optics Holdings, Inc. Other professional and personal obligations prevent me from continuing to commit the necessary time and attention the position requires at this time. Thank you for the opportunity to serve and I wish you, the Board and the company's employees all the best for future success.

Sincerely,

Dennis W. Doll

Dennis W. Doll